SINCLAIR ANNOUNCES NEW ACCOUNTS RECEIVABLE SECURITIZATION FACILITY
BALTIMORE (September 25, 2020) – Sinclair Broadcast Group, Inc. (NASDAQ: SBGI) (the “Company”) today announced that Diamond Sports Group, LLC’s (“DSG”) indirect subsidiary, Diamond Sports Finance SPV, LLC (“Diamond SPV”), has entered into a $250 million accounts receivable securitization facility. The facility has a term of three years and enables DSG to raise incremental, low cost funding by selling certain receivables on a revolving basis to Diamond SPV, which will in turn borrow money from third-party financial institutions.
Credit Suisse AG, New York Branch is serving as the administrative agent and certain of its lending affiliates are lenders under the facility.
Guggenheim Securities LLC acted as the Company’s financial advisor.
About Sinclair Broadcast Group, Inc.
Sinclair is a diversified media company and leading provider of local sports and news. The Company owns and/or operates 23 regional sports network brands; owns, operates and/or provides services to 191 television stations in 89 markets; is a leading local news provider in the country; owns multiple national networks; and has TV stations affiliated with all the major broadcast networks. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.
Investor Contacts:
Steve Zenker, VP, Investor Relations
Billie-Jo McIntire, Director, Investor Relations
(410) 568-1500
Media Contact:
Michael Padovano, 5W, mpadovano@5wpr.com
Forward-Looking Statements:
The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the potential impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the world economy, the impact of changes in national and regional economies, our ability to generate cash to service our substantial indebtedness, the completion of the FCC spectrum repack, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the successful execution of retransmission consent agreements, the successful execution of network and MVPD affiliation agreements, the successful execution of media rights agreements with professional sports teams, the impact of OTT and other emerging technologies and their potential impact on cord-cutting, the impact of MVPDs, vMVPDs, and OTT distributors offering “skinny” programming bundles that may not include all programming of our networks, our ability to identify and consummate acquisitions and investments and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, the impact of FCC and other regulatory proceedings against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company's recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.